UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2025

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2025, Aptevo Therapeutics Inc. (the "Company") entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) for the sale by the Company of 2,324,000 shares (the “Shares”) of its Common Stock, par value $0.001 per share ("Common Stock") in a registered direct offering (the “Offering”), at a purchase price of $0.862 per share. The closing of the Offering occurred on April 22, 2025 (the “Closing Date”).

In connection with the Offering, the Company entered into a Placement Agency Agreement (the "Placement Agency Agreement") on April 21, 2025 with Roth Capital Partners, LLC (the "Placement Agent"), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering, and reimbursement of certain expenses.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the purchasers and customary indemnification rights and obligations of the parties. The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for a period of five (5) days following the Closing Date, subject to certain exceptions.

The shares of Common Stock described above were offered pursuant to the Registration Statement on Form S-3 (File No. 333-284969), filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 14, 2025, which was declared effective by the Commission on February 26, 2025.

The Company received net proceeds of approximately $1.8 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering for working capital to fund the Company’s clinical programs and general corporate purposes, including the further development of its product candidates.

The foregoing summaries of the Purchase Agreement and Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents attached as Exhibits 10.1, and 10.2 to this Current Report on Form 8-K, which are incorporated herein by reference.

A copy of the opinion of Paul Hastings LLP relating to the legality of the issuance and sale of the Shares, including the consent included therein, is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

The Company issued press releases announcing the Offering and the closing of the Offering on April 21, 2025 and April 22, 2025, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
5.1	Opinion of Paul Hastings, LLP.
10.1	Form of Placement Agency Agreement, dated April 21, 2025, between the Company and Roth Capital Partners.
10.2	Form of Securities Purchase Agreement, dated April 21, 2025, between the Company and the purchasers party thereto.
23.1	Consent of Paul Hastings, LLP (contained in Exhibit 5.1).
99.1	Press Release of Aptevo Therapeutics Inc., dated April 21, 2025.
99.2	Press Release of Aptevo Therapeutics Inc., dated April 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	April 22, 2025	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer